FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         EVANS ENVIRONMENTAL CORPORATION

             (Exact name of registrant as specified in its charter)

COLORADO                                                         84-1061207
(State or other jurisdiction              (I.R.S. Employer Identification No.)
incorporation or organization)

            1000 SOUTHERN BLVD., SUITE 300, WEST PALM BEACH, FL 33405
                    (Address of Principal Executive Offices)

           EVANS ENVIRONMENTAL CORPORATION STOCK AND OPTION AWARD PLAN
                            (Full title of the plan)

                           RICHARD M. SPECTOR, ESQ.,
                              ADORNO & ZEDER, P.A.
            SUITE 1600, 2601 S. BAYSHORE DRIVE, MIAMI, FLORIDA 33133
                    (Name and address of agent for service)

                                 (305) 858-5555
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

                                                                  Proposed
                                              Proposed             maximum
Title of securities     Amount to be      maximum offering   aggregate offering       Amount of
 to be registered        registered        price per unit           price         registration fee
-------------------     ------------      ----------------   ------------------   ----------------
Common Stock, par
value $.012 per share     2,773,408              (1)          $2,834,253.67(1)       $977.33(1)
===================  ==================  ==================  =================== ===================

------------------------------
(1) Pursuant to Rule 457(c) and (h)(1), the proposed maximum aggregate offering price and fee were computed based on the sum of (i) the average high and low prices per share of Common Stock on October 7, 1996, within five days prior to the date of filing the registration statement, which average was $0.9375 per share, for 1,645,000 shares of Common Stock for which options have not yet been granted and (ii) prices of $0.29, $0.625, $0.875, $0.88, $1.00, $1.3125, $1.375, $1.50, $1.625, and
        $9.75 per share for 182,108, 29,100, 40,000, 7,875, 700, 315,000,
        550,000, 1,500, 1,750 and 375 shares of stock, respectively, for which options with exercise prices of $0.29, $0.625, $0.875, $0.88,$1.00,
        $1.375, $1.3125, $1.50, $1.625 and $9.75 per share have been previously granted.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.        INCORPORATION OF DOCUMENTS BY REFERENCE.

               The following documents are hereby incorporated by reference in this Form S-8: the registrant's annual report on Form 10-KSB for the year ended March 31, 1996, the registrant's amendment to its Form 10-KSB for the year ended March 31, 1996 on Form 10-KSB/A dated September 16, 1996, the registrant's quarterly report on Form 10-QSB for the quarter ended June 30, 1996, the registrant's amendment to its Form 10-QSB for the quarter ended June 30, 1996 on Form 10-QSB/A dated October 9, 1996, the registrant's Form 8-K dated July 22, 1996, all other reports on Form 10-QSB and on Form 8-K filed since June 30, 1996, and the description of its Common Shares on registrant's Form 8-A, filed October 7, 1987 as amended on July 3, 1996.

               All documents filed subsequent to the date hereof by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4.        DESCRIPTION OF SECURITIES.

               Not applicable.

ITEM 5.        INTERESTS OF NAMED EXPERTS AND COUNSEL.

               None.

ITEM 6.        INDEMNIFICATION OF DIRECTORS AND OFFICERS.

               Articles 7.1 of the Registrant's By-laws provide as follows:

               "INDEMNIFICATION OF DIRECTORS, OFFICERS, AND OTHERS. Any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was at any time since the inception of the corporation a director, officer or employee of the corporation, or is or was at any time since the inception of the corporation serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including serving as trustee, plan administrator or other fiduciary of any employee benefit plan, shall be indemnified by the corporation to the full extent permitted by the Colorado Corporation Code (or any similar provision or provisions of applicable law at the time in effect). Any such indemnification, however, shall be made by the corporation only as authorized in the specific case upon a determination that such indemnification is proper in the circumstances because such director, officer, employee, or agent has met the applicable standard of conduct set forth in such subsections (or such similar provision or provisions), such determination to be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding in question, (2) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders, PROVIDED that to the extent such director, officer or employee has been successful on the merits or otherwise in defense of such action, suit or proceeding, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith without necessity of such determination.

ITEM 7.        EXEMPTION FROM REGISTRATION CLAIMED.

               Not Applicable.

ITEM 8.        EXHIBITS.

               (5)    Opinion of Adorno & Zeder, P.A.

               (23)   (a)  Consent of Adorno & Zeder, P.A., included in
                           Exhibit 8(5).
                      (b)  Consent of Coopers & Lybrand, L.L.P.
                      (c)  Consent of Lopez Levi & Associates, P.A.

ITEM 9.        UNDERTAKINGS.

        (a)    The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities which remain unused at the termination of the offering.

        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Miami, State of Florida, on OCT. 9 , 1996.

                         Evans Environmental Corporation
(Registrant) ------------------------------------------------------------------



By (Signature and Title) /S/CHARLES C. EVANS
                         ------------------------------------------------------
                         CHARLES C. EVANS, Chairman

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


(Signature) /S/DAVID C. LANGLE
            -------------------------------------------------------------------
            DAVID C. LANGLE

(Title) CHIEF FINANCIAL OFFICER                           (Date) OCT. 9, 1996
        (PRINCIPAL ACCOUNTING OFFICER)


(Signature) /S/ENRIQUE A. TOMEU
            -------------------------------------------------------------------
            ENRIQUE A. TOMEU

(Title) CHIEF EXECUTIVE OFFICER                           (Date) OCT. 9, 1996



(Signature)/S/CHARLES C. EVANS
           --------------------------------------------------------------------
           CHARLES C. EVANS

(Title) DIRECTOR                                          (Date) OCT. 9, 1996


(Signature)/S/LUIS DE LA CRUZ
           --------------------------------------------------------------------
           LUIS DE LA CRUZ


(Title) DIRECTOR                                          (Date) OCT. 9, 1996


(Signature)/S/RAIMUNDO LOPEZ-LIMA LEVI
           --------------------------------------------------------------------
           RAIMUNDO LOPEZ-LIMA LEVI

(Title) DIRECTOR                                          (Date) OCT. 9, 1996


(Signature)/S/LEON S. EPLAN
           --------------------------------------------------------------------
           LEON S. EPLAN

(Title) DIRECTOR                                          (Date) OCT. 9, 1996


(Signature)/S/WENDELL R. ANDERSON
           --------------------------------------------------------------------
           WENDELL R. ANDERSON

(Title) DIRECTOR                                          (Date) OCT. 9, 1996

                       (signatures continued on next page)

(Signature)/S/JOHN B. MCCRACKEN
           --------------------------------------------------------------------
           JOHN B. MCCRACKEN

(Title) DIRECTOR                                          (Date) OCT. 9, 1996


(Signature)/S/JOSEPH F. STARTARI
           --------------------------------------------------------------------
           JOSEPH F. STARTARI

(Title) DIRECTOR                                          (Date) OCT. 9, 1996


(Signature)/S/ANTONIO L. CONTRERAS
           --------------------------------------------------------------------
           ANTONIO L. CONTRERAS, JR.

(Title) DIRECTOR                                          (Date) OCT. 9, 1996


(Signature)/S/MICHAEL S. KLEIN
           --------------------------------------------------------------------
           MICHAEL S. KLEIN

(Title) DIRECTOR                                          (Date) OCT. 9, 1996


(Signature)/S/ENRIQUE J. TOMEU
           --------------------------------------------------------------------
           ENRIQUE J. TOMEU, SR.

(Title) DIRECTOR                                          (Date) OCT. 9, 1996


(Signature)/S/ ROBERT J. UNDERBRINK
           --------------------------------------------------------------------
           ROBERT J. UNDERBRINK

(Title) DIRECTOR                                          (Date) OCT. 9, 1996


(Signature)/S/CARLOS M. VERGARA
           --------------------------------------------------------------------
           CARLOS M. VERGARA

(Title) DIRECTOR                                          (Date) OCT. 9, 1996